Medifast Announces Planned Leadership Transition

Nicholas Johnson Appointed President, and Expected to Succeed Dan Chard as CEO in June 2026; Chard to Remain Chairman

BALTIMORE, January 5, 2026 -- Medifast, Inc. (NYSE: MED) today announced a planned leadership transition designed to provide continuity and stability as the company continues its evolution toward metabolic health.

Medifast Chairman & Chief Executive Officer Dan Chard has informed the Board of Directors that he plans to step down as Chief Executive Officer in June 2026. Chard will continue to serve as Chairman of the Board following the transition.

The Board has appointed Medifast’s Chief Field Operations Officer Nicholas Johnson as President of Medifast, effective immediately. Johnson will work closely with Chard and the Board during a deliberate transition period and is expected to assume the role of Chief Executive Officer following Chard’s departure.

“This decision comes at a moment when I feel confidence in the direction of Medifast, the strength of our leadership team, and the path we are on as a metabolic health company,” said Dan Chard, Chief Executive Officer of Medifast. “Over the past two years, we have repositioned the business, strengthened our scientific foundation, and reinforced the coach-led model that differentiates us. Nick has played an instrumental role in that work, leading our shift to a metabolic health company, shaping our strategy, and building the operational discipline and accountability needed to sustain change.

I have full confidence in Nick’s ability to lead this organization forward. His understanding of our business, our coaches, and the discipline required to navigate this next phase gives me great conviction that Medifast is in very capable hands.”

“I’m honored to take this new role, and grateful for the opportunity to continue working closely with Dan during this transition,” said Nicholas Johnson, President of Medifast. “Dan’s leadership has guided the company through a period of meaningful change, and I’ve learned a great deal from working alongside him. I look forward to continuing that partnership and working with the Board, the leadership team, and our coaches to build on the progress already underway. Medifast has a clear mission, a differentiated model, and a strong community, and I’m excited about the opportunity ahead.”

In addition to the change in leadership, Medifast’s Chief Business Operations Officer Tony Tyree will be leaving the company effective immediately. Medifast thanks Tyree for his leadership and contributions, and wishes him well in his future endeavors.

Nicholas Johnson joined Medifast in 2018 as Market President of OPTAVIA USA and was appointed President, Coach and Client Experience in 2020. He took the role of Chief Field Operations Officer in 2022, with responsibility for leading the OPTAVIA Field organization in creating a high-quality, unified coach and client program experience across all geographies. Prior to joining Medifast, he served as the Vice President of Sales and Marketing of Nu Skin Enterprises, where he oversaw sales and marketing for 27 countries including the Middle East, Europe and Africa. He previously held numerous leadership roles during his tenure at Nu Skin Enterprises including General Manager, Latin America and Director of Sales USA.

About Medifast
Medifast (NYSE: MED) is the health and wellness company known for its science-backed, coach-guided lifestyle system. Designed to address the challenges of metabolic dysfunction, the company's holistic approach integrates personalized plans, scientifically developed products, and a framework for sustainable habit creation — all supported by a dedicated network of independent coaches.

Driven to improve metabolic health through advanced science and comprehensive behavioral support, Medifast has introduced Metabolic Synchronization™, breakthrough science that reverses metabolic dysfunction through targeted metabolic reset. Research demonstrates that the company's comprehensive system activates strong and targeted fat burning to enhance metabolic health and body composition by reducing visceral fat, preserving lean mass, and protecting muscle integrity.

Backed by more than 40 years of clinical heritage, Medifast continues to advance its mission of Lifelong Transformation, Making Healthy Lifestyle Second Nature®. For more information, visit MedifastInc.com.

Forward Looking Statements
Please Note: This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally can be identified by use of phrases or terminology such as “intend,” “plan,” “expect” or other similar words or the negative of such terminology. Similarly, descriptions of Medifast’s objectives, strategies, plans, goals, outlook or targets contained herein are also considered forward-looking statements. These statements are based on the current expectations of the management of Medifast and are subject to certain events, risks, uncertainties and other factors. Some of these factors include, among others, Medifast's inability to maintain and grow the network of independent OPTAVIA coaches; Industry competition and new weight loss products, including weight loss medications, or services; Medifast’s health or advertising related claims by OPTAVIA clients; Medifast's inability to continue to develop new products; effectiveness of Medifast's advertising and marketing programs, including use of social media by OPTAVIA coaches; the departure of one or more key personnel; Medifast's inability to protect against online security risks and cyberattacks; risks associated with Medifast's direct-to-consumer business model; disruptions in Medifast's supply chain; product liability claims; Medifast's planned growth into domestic markets and transformation to promote metabolic health; adverse publicity associated with Medifast's products; the impact of existing and future laws and regulations on Medifast’s business; fluctuations of Medifast's common stock market price; increases in litigation; actions of activist investors; the consequences of other geopolitical events, overall economic and market conditions and the resulting impact on consumer sentiment and spending patterns; and Medifast's ability to prevent or detect a failure of internal control over financial reporting. Although Medifast believes that the expectations, statements and assumptions reflected in these forward-looking statements are reasonable, it cautions readers to always consider all of the risk factors and any other cautionary statements carefully in evaluating each forward-looking statement in this release, as well as those set forth in its Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and other filings filed with the United States Securities and Exchange Commission, including its quarterly reports on Form 10-Q and current reports on Form 8-K. All of the forward-looking statements contained herein speak only as of the date of this release.

Media Contact:
Jessica Oring, Jessica.Oring@medifastinc.com

Investor Contact:
Steven Zenker, InvestorRelations@medifastinc.com
(443) 379-5256